Exhibit 10.1

Voting Agreement

Each of the undersigned, being all of the directors of First Century Bancorp., a Georgia corporation (“First Century”), and/or First Century Bank, National Association, a national banking association and wholly-owned subsidiary of First Century (“First Century Bank”), having, in the case of the First Century directors, voted for the approval and adoption by First Century of that certain Agreement and Plan of Merger (“Agreement and Plan of Merger”) among First Internet Bancorp (“First Internet”), First Century, and FC Subsidiary, Inc. (a wholly-owned subsidiary of First Internet), whereby First Internet will acquire all of the outstanding capital stock of First Century in exchange for cash consideration (the “Holding Company Merger”), in consideration of the benefits to be derived from the consummation of such merger and in consideration of the mutual agreements made in the Agreement and Plan of Merger and herein, and in order to induce First Internet to execute and deliver the Agreement and Plan of Merger to First Century and to proceed with the consummation of the Holding Company Merger and to incur the expenses required in connection therewith, hereby irrevocably covenants and agrees with one another and with each of the parties to such Agreement and Plan of Merger that the undersigned:

(a) subject to fiduciary duties and Section 5.06 of the Agreement and Plan of Merger, will recommend the Holding Company Merger for approval and adoption by the shareholders of First Century;

(b) will vote or direct the vote of all shares of common stock of First Century (“First Century Common Stock”) now or hereafter owned, beneficially or of record, or controlled by him or her, whether individually or in a fiduciary capacity, in person or by proxy, at any meeting of the shareholders of First Century or adjournments thereof, in favor of the approval and adoption of the Agreement and Plan of Merger and the Holding Company Merger;

(c) will refrain from making disparaging comments regarding the parties to the transactions or the proposed transactions, or taking any other action in opposition to the transactions; and

(d)  will not transfer any shares of First Century Common Stock, or any right or option with respect thereto or any interest therein, without first obtaining from the transferee thereof and furnishing to First Internet a written agreement of such transferee substantially to the effect of the agreements herein made and in form and substance acceptable to First Internet.

The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and/or beneficial owner of, or the fiduciary with rights to vote and dispose of, the number of shares of First Century Common Stock indicated beside his or her signature below. Each undersigned further represents and warrants that the undersigned’s obligations under this Voting Agreement are entered into freely and are not dependent on the participation of any or all of the other directors.

This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the Holding Company Merger; (b) the termination of the Agreement and Plan of Merger in accordance with its terms; or, (c) the taking of such action whereby a majority of the First Century Board, in accordance with the terms and conditions of Section 5.06 of the Agreement and Plan of Merger, withdraws its favorable recommendation of the Agreement and Plan of Merger to the shareholders of First Century.

This Voting Agreement may be executed in one or more counterparts and delivered by facsimile, pdf or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Voting Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Hamilton County, Indiana or the United States District Court for the Southern District of Indiana, Indianapolis Division. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement in any court identified above, this being in addition to any other remedy to which they are entitled at law or in equity.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS VOTING AGREEMENT.

[Remainder of Page Intentionally Left Blank.]

Executed and Delivered as of November 1, 2021.

Directors:

/s/ William Bagwell	(923 shares)
William Bagwell

/s/ William R. Blanton	(3,394 shares)
William R. Blanton

/s/ Lanny W. Dunagan	(93 shares)
Lanny W. Dunagan

/s/ William Evans Jr.	(1,829 shares)
William Evans Jr.

/s/ Joe McCart	(1,466 shares)
Joe McCart

/s/ Richard T. Smith	(732 shares)
Richard T. Smith

/s/ Neil H. Strickland	(1,457 shares)
Neil H. Strickland

/s/ Richard K. Whitehead III	(158 shares)
Richard K. Whitehead III

/s/ Wydeen Cruikshank	(153 shares)
Wydeen Cruikshank

/s/ Peter J. Vasell	(1 share)
Peter J. Vasell

[Signature Page to Voting Agreement]